Exhibit 10.1

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (“Agreement”) is dated as of September 20, 2016 and is by and among (i) First Merchants Corporation, an Indiana corporation (the “Purchaser”), (ii) Leland E. Boren, Leland E. Boren IRA, LaRita R. Boren CRT III, Lael Eric Boren Trust, Andrew Jordan Bowser Trust, Samantha Lyn Bowser Trust, Lukas Eric Boren Trust, Karan Laurae Meyers Trust, and Katelyn Marie Boren Trust (each, a “Seller” and collectively, the “Sellers”), and (iii) Leland E. Boren, in his capacity as representative of the Sellers (the “Sellers’ Representative”). The parties hereto are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in Article 10.
RECITALS
A.    The Sellers own, in the aggregate, Four Hundred Ninety-Five Thousand One Hundred Twelve (495,112) issued and outstanding shares of common stock (the “Shares”) of Independent Alliance Banks, Inc., an Indiana corporation (the “Company”).
B.    The Sellers desire to sell the Shares to the Purchaser, and the Purchaser desires to purchase the Shares from the Sellers, on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:
ARTICLE 1
SALE AND PURCHASE OF SHARES

Subject to the terms and conditions of this Agreement, at the Closing, the Sellers agree to sell, convey, transfer, and irrevocably assign and deliver to the Purchaser, and the Purchaser agrees to purchase and accept from the Sellers, all right, title and interest in and to the Shares, free and clear of all Security Interests.
ARTICLE 2
PURCHASE PRICE

In consideration of the purchase and sale of the Shares, the Purchaser shall pay to the Sellers the purchase price in the aggregate amount of Nineteen Million Eight Hundred Four Thousand, Four Hundred Eighty and 00/100ths Dollars ($19,804,480.00) (the “Purchase Price”). The Purchase Price shall be payable in cash, by wire transfer, certified check or other immediately available funds on the Closing Date in the amounts and to the Sellers listed on Schedule 4.5.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to the Sellers the following:
3.1    Organization; Authority; Enforceability. The Purchaser is duly incorporated and validly existing under the applicable Law of its jurisdiction of incorporation. The Purchaser has the necessary corporate power and authority, and has taken all corporate action necessary, to execute deliver and perform this Agreement, and all other documents and agreements executed or to be executed by it under or in connection with this Agreement, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement does, and all other documents and agreements to be executed by the Purchaser as contemplated hereunder shall, constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms and conditions, subject to the effect of receivership, conservatorship or supervisory powers of any regulatory agencies and subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).
3.2    No Conflicts. The execution and delivery of this Agreement and the other documents and agreements to be executed by the Purchaser as contemplated hereunder, the consummation of the transactions contemplated hereby or thereby, and the compliance with the terms and conditions hereof or thereof will not (i) contravene any provision of Law or any Order or other restriction binding upon the Purchaser, or contravene any Order or permit applicable to the Purchaser; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of any obligation under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement or other arrangement to which the Purchaser is a party or by which it is bound.
3.3    Required Filings and Consents. Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, federal and state securities laws, and applicable federal and Indiana banking statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any Person, including any public body or authority, that has not been already provided or obtained is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement.
3.4    Brokers, Finders and Agents. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, advisor or agent with respect to the transactions contemplated hereunder for which any of the Sellers may become liable.
3.5    Financing. The Purchaser has sufficient cash and/or available lines of credit under its existing credit facilities to make payment of all amounts to be paid by it hereunder on the Closing Date. The obligations of the Purchaser under this Agreement are not subject to any conditions regarding the Purchaser’s or any other Person’s ability to obtain any financing for the consummation of the transactions contemplated hereby.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLERS

The Sellers, jointly and severally, represent and warrant to the Purchaser the following:
4.1    Organization; Authority; Enforceability. Each of the Sellers which are entities are duly formed and validly existing under the applicable Law of its jurisdiction of incorporation or formation. Each Seller has the necessary power and authority (corporate or otherwise), and has taken all action necessary, to execute, deliver and perform this Agreement and all other documents and agreements executed or to be executed by such Seller under or in connection with this Agreement, and to perform such Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement does, and all other documents and agreements to be executed by each Seller as contemplated hereunder shall, constitute the legal, valid and binding obligation of such Seller enforceable in accordance with their respective terms and conditions, subject to the effect of receivership, conservatorship or supervisory powers of any regulatory agencies and subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).
4.2    No Conflicts. The execution and delivery of this Agreement and the other documents to be executed by each Seller as contemplated hereunder, the consummation of the transactions contemplated hereby and thereby, and compliance with the terms and conditions hereof or thereof will not (i) contravene any provision of Law or any Order or other restriction binding upon such Seller, or contravene any Order or permit applicable to such Seller, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of any obligation under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement to which such Seller is a party, or by which such Seller is bound, or to which the Shares are subject, or (iii) result in the attachment, creation or imposition of any Security Interest upon any of the Shares or result in the shares becoming nonvoting or subject to any right of repurchase, option, warrant, or other agreement or commitment.
4.3    Required Filings and Consents. Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, federal and state securities laws, and applicable federal and Indiana banking statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any Person, including any public body or authority, that has not been already provided or obtained is necessary for the consummation by the Sellers of the transactions contemplated by this Agreement.
4.4    Litigation and Claims. There is no pending or, to the Sellers’ Knowledge, threatened claim, charge, complaint, demand, hearing, action, suit, arbitration, inquiry, proceeding, investigation, suspension, cease-and-desist order or consent agreement, memorandum of understanding or other regulatory enforcement action by or before any Governmental Entity to which any Seller is a party, which seeks to restrain, condition or prohibit the transactions contemplated herein or otherwise restrict the ability of any Seller to fulfill its obligations hereunder.

4.5    Title to the Shares. The Sellers are the record and beneficial owners of the Shares listed on Schedule 4.5, and, as of the Closing, the Sellers will have, good and valid title, free and clear of all Security Interests, to the Shares with full right and lawful authority to transfer the Shares to the Purchaser pursuant to the terms of this Agreement. The Sellers are not a party to any option, warrant, purchase right, or other agreement or commitment (other than this Agreement) that would require (a) any of the Sellers to sell, transfer, or otherwise dispose of any portion of the Shares, (b) any of the Sellers to repurchase, redeem or otherwise acquire any of the Shares, or (c) the registration for sale of any of the Shares. The Sellers are not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Shares.
4.6    Material Nonpublic Information. Sellers have no Knowledge of any “material nonpublic information” regarding the Company as those terms have been interpreted under Section 10(b) of the Securities Exchange Act of 1934.

4.7    Brokers, Finders and Agents. The Sellers have no liability or obligation to pay any fees or commissions to any broker, finder, advisor or agent with respect to the transactions contemplated hereunder for which the Purchaser may become liable.
ARTICLE 5
CLOSING; CONDITIONS TO CLOSING

5.1    Closing. The closing (the “Closing”) of the transaction contemplated hereby shall take place at the offices of Bingham Greenebaum Doll LLP, 2700 Market Tower, 10 W. Market Street, Indianapolis, Indiana 46204, on the date (the “Closing Date”) that is the later of (a) three (3) Business Days after all of the conditions set forth in this Article 5 have been satisfied or waived (other than those conditions which by their terms are intended to be satisfied at the Closing) or (b) such other date as mutually agreed upon by the Purchaser and the Sellers’ Representative.
5.2    Conditions Precedent to Closing. The obligations of each of the parties hereto to consummate the transactions contemplated by this Agreement is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Closing Date:
(a)    Regulatory Notices and Approvals. (i) All required notices shall be delivered by the Purchaser to the Federal Reserve Board and the Indiana Department of Financial Institutions and the Federal Reserve Board and the Indiana Department of Financial Institutions shall have authorized and approved the transactions contemplated by this Agreement, if required; (ii) all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the transactions contemplated by this Agreement shall have been obtained; and (iii) all regulatory approvals remain in full force and effect and all statutory waiting periods shall have expired or been terminated.
(b)    No Judicial Prohibition. Neither the Purchaser, the Sellers, nor the Company shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated in this Agreement.

(c)    Performance of Obligations. The Parties shall have performed or complied in all material respects with all obligations, covenants, and conditions required by this Agreement to be performed or complied with by the Parties at or prior to the Closing, including the conditions set forth in Section 5.2, Section 5.3 and Section 5.4 of this Agreement.
(d)    Representations and Warranties. The representations and warranties of the Parties set forth in Articles 3 and 4 are still true and correct as of the Closing Date.
5.3    Sellers Deliverables. At or prior to the Closing and as a condition to Closing, the Sellers’ Representative shall deliver to the Purchaser the following:
(a)    Certificates dated as of a recent date from the applicable Governmental Entity in the jurisdiction of incorporation of the Company to the effect that it validly exists and is in good standing in such jurisdiction.
(b)    Evidence reasonably satisfactory to the Purchaser of the authority and incumbency of the persons acting on behalf of the Sellers in connection with the execution of this Agreement and any document delivered pursuant to this Agreement and certifying as to the adoption and continuing effect of appropriate resolutions by the governing body of each of the Sellers (if applicable) authorizing the Sellers’ execution, delivery, and performance of this Agreement and the other documents and agreements contemplated hereby.
(c)    Copies of all consents, approvals and waivers necessary to transfer the Shares.
(d)    Evidence that all Security Interests relating to the Shares have been released.
(e)    Share certificates representing the Shares duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record, together with evidence satisfactory to the Purchaser that the Purchaser or its nominee(s) have been entered upon the books of the Company as the holder of the Shares.
(f)    A certificate signed by the Sellers’ Representative, dated the Closing Date, certifying that (i) all of the representations and warranties of the Sellers are true, accurate and correct in all material respects on and as of the Closing Date, except that representations and warranties that are qualified by materiality or a Material Adverse Effect shall be true and correct in all respects, and provided that for those representations and warranties which address matters only as of an earlier date, then they shall be tested as of such earlier date; (ii) all the covenants of the Sellers have been complied with in all material respects from the date of this Agreement through and as of the Closing Date; and (iii) the Sellers have satisfied and fully complied in all material respects with all conditions necessary to make this Agreement effective as to them.
(g)    All such other good and sufficient instruments of conveyance and transfer, all in forms reasonably satisfactory to the Purchaser as shall be effective to vest in the Purchaser all right, title and interest in and to the Shares, free and clear of all Security Interests.

5.4    Purchaser Deliverables: At or prior to the Closing and as a condition to Closing, the Purchaser shall deliver to the Sellers the following:
(h)    The Purchase Price to each Seller’s account or accounts designated in writing by the Sellers’ Representative.
(i)    A certificate signed by the Chief Financial Officer of the Purchaser, dated the Closing Date, certifying that (i) all of the representations and warranties of the Purchaser are true, accurate and correct in all material respects on and as of the Closing Date, except that representations and warranties that are qualified by materiality or a Material Adverse Effect shall be true and correct in all respects, and provided that for those representations and warranties which address matters only as of an earlier date, then they shall be tested as of such earlier date; (ii) all the covenants of the Purchaser have been complied with in all material respects from the date of this Agreement through and as of the Closing Date; and (iii) the Purchaser has satisfied and fully complied in all material respects with all conditions necessary to make this Agreement effective as to it.
ARTICLE 6
COVENANTS

6.1    Cooperation. The Purchaser and the Sellers shall cooperate with each other and each Party’s respective officers, employees, attorneys, accountants, and other agents (as applicable) to do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby. After the Closing, each of the Parties agrees to execute such documents as may be reasonably requested by any of the other Parties in order to consummate the transactions contemplated hereby and hereunder.

6.2    Confidentiality. Each of the Parties shall hold, and shall cause its representatives to hold, in confidence all documents and information furnished to it by or on behalf of the other Parties in connection with the transactions contemplated hereby pursuant to the terms of the Mutual Confidentiality and Non-Disclosure Agreement dated August 31, 2016 between the Purchaser and Leland E. Boren (the “Confidentiality Agreement”), which shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the parties under this Section 6.2 shall terminate, except as otherwise set forth in the Confidentiality Agreement. If this Agreement is terminated pursuant to Section 8.1, the Confidentiality Agreement shall continue in accordance with its terms.

ARTICLE 7
INDEMNIFICATION

7.1    Indemnification by Purchaser. The Purchaser shall indemnify, defend and hold the Sellers and the Sellers’ Representative harmless from and against all demands, claims, causes of action, assessments, losses, damages, liabilities, costs and expenses (each, a “Claim” and collectively, the “Claims”), including any liability for interest, penalties, reasonable attorneys’ fees, and any direct damages (but excluding any liability for exemplary, special, consequential, or punitive damages) that any of the Sellers or the Sellers’ Representative is or becomes responsible for as the result of:

(a) any inaccuracy or misrepresentation in or breach of any of the covenants, warranties or representations made by the Purchaser in this Agreement, or in any document or other instrument required hereunder to be furnished in connection with the transactions contemplated by this Agreement, or (b) any other breach by the Purchaser of this Agreement.

7.2    Indemnification by Sellers. The Sellers shall indemnify, defend and hold the Purchaser harmless from and against all Claims, including any liability for interest, penalties, reasonable attorneys’ fees, and any direct damages (but excluding any liability for exemplary, special, consequential, or punitive damages) that the Purchaser is or becomes responsible for as the result of: (a) any inaccuracy or misrepresentation in or breach of any of the covenants, warranties or representations made by the Sellers or the Sellers’ Representative in this Agreement, or in any document or other instrument required hereunder to be furnished in connection with the transactions contemplated by this Agreement, or (b) any other breach by the Sellers or the Sellers’ Representative of this Agreement.

7.3    Exclusive Remedy; Cap. The rights and remedies of the Parties contained in this Article 7 shall be the sole and exclusive rights and remedies of the Parties with respect to any Claim arising under this Article 7 or otherwise in connection with this Agreement or the transactions contemplated hereby. In no event shall the liability of any Seller for indemnification under Section 7.2 exceed the amount of the Purchase Price allocated to such Seller as set forth on Schedule 4.5. In no event shall the liability of Purchaser for indemnification under Section 7.1 exceed the Purchase Price.

ARTICLE 8
TERMINATION

8.1    Termination Rights. This Agreement may, by written notice given prior to the Closing, be terminated:
(a)    By mutual written consent of the Purchaser and the Sellers’ Representative;
(b)    By either the Purchaser or the Sellers’ Representative if the Closing has not occurred (other than as a result of the failure of any Party seeking to terminate this Agreement to comply with such Party’s obligations under this Agreement) on or before November 30, 2016, or such later date as the parties may agree upon in writing.
(c)    By either the Purchaser or the Sellers’ Representative, if either (i) any approval, consent or waiver of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied and such denial has become final and non-appealable, or (ii) any court or other Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement.
(d)    By the Purchaser, in the event of either (i) a material breach by the Sellers of any representation or warranty contained herein which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the Sellers of such breach; (ii) a material breach by the Sellers of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the Sellers of such breach; (iii) any event, fact or circumstance shall have occurred with respect to the Sellers that has had or could be reasonably expected to have a material adverse effect on the ability of the Sellers to sell the Shares to the Purchaser; or (iv) any event, fact or circumstance with respect to the Company that constitutes a Material Adverse Effect shall have occurred, is threatened to occur, or is otherwise imminent.
(d)    By the Sellers’ Representative, in the event of either (i) a material breach by the Purchaser of any representation or warranty contained herein which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the Purchaser of such breach; (ii) a material breach by the Purchaser of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the Purchaser of such breach; or (iii) any event, fact or circumstance with respect to the Purchaser that has had or could be reasonably expected to have a material adverse effect on the ability of the Purchaser to purchase the Shares from the Sellers shall have occurred, is threatened to occur, or is otherwise imminent.
8.2    Consequences of Termination. In the event of any termination of this Agreement by a Party under Section 8.1 above, this Agreement shall become void and of no further force or effect, except as provided in Section 6.2, and there will be no liability or obligation on the part of any Party hereto except under this Section 8.2, and Article 9, which shall survive the termination of this Agreement, and provided further, that each Party hereto shall remain liable to the other Parties for any liability arising out of any material breach of this Agreement by such Party prior to such termination which was not cured as of the time of termination.
ARTICLE 9
GENERAL PROVISIONS

9.1    Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Purchaser and the Sellers’ Representative; provided, however, that any of the terms or provisions of this Agreement may be waived in writing at any time by the Party that is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provision hereof (whether or not similar). No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
9.2    Entire Agreement. Except as set forth in Section 6.2 of this Agreement, this written document and all Schedules and Exhibits hereto expresses the entire purchase agreement between the Parties with respect to the subject matter hereof and supersedes any prior agreements or understandings concerning such subject matter.
9.3    Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective heirs, successors, and permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such heirs, successors, and assigns, any legal or equitable rights hereunder.

9.4    Expenses. All expenses incurred by each of the Parties in connection with or related to the authorization, preparation and execution of this Agreement and the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, consultants, counsel and accountants employed by any such Party, shall be borne solely by the Party which has incurred such expense.

9.5    Notice. All written notices, demands and requests of any kind which any Party may be required or may desire to serve upon any other Party in connection with this Agreement shall be in writing and shall be delivered only by (a) personal delivery; (b) registered or certified mail, in each case, return receipt requested and postage prepaid; (c) nationally recognized overnight courier, with all fees prepaid; or (d) facsimile, provided that the facsimile is promptly followed by delivery of hard copy of such notice which provides written verification of receipt (each, a “Notice”). All Notices shall be addressed to the Parties to be served as follows:

If to any Seller:	Leland E. Boren P.O. Box 183 Upland, IN 46989 (for overnight mail only) Leland E. Boren 9628 E. 900 S. Upland, IN 46989 with a copy (which shall not constitute notice) to: Barnes & Thornburg LLP 11 South Meridian Street Indianapolis, Indiana 46204 Attn: Thomas M. Maxwell, Esq. Facsimile: (317) 231-7433
If to the Purchaser:	First Merchants Corporation 200 E. Jackson Street Muncie, Indiana 47305 Attn: Brian T. Hunt, General Counsel Facsimile: (765) 741-7283

with a copy (which shall not constitute notice) to: Bingham Greenebaum Doll LLP 2700 Market Tower 10 West Market Street Indianapolis, Indiana 46204-4900 Attn: Jeremy E. Hill, Esq. Facsimile: (317) 236-9907

Service of any such notice or demand so made shall be deemed complete on the day of actual delivery thereof as shown by the addressee’s registry or certification receipt or other evidence of receipt, or refusal of delivery. Any Party may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different or additional Person to which all such notices or demands hereafter are to be addressed.
9.6    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed under, the Laws of the State of Indiana, and all rights and remedies shall be governed by said Laws, without regard to principles of conflicts of Laws. To the fullest extent permitted by Law, the Parties hereto agree that any claim, suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in the state courts in the State of Indiana or the Federal courts located in the State of Indiana, and not in any other State or Federal courts located in the United States of America or any court in any other country, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. To the fullest extent permitted by Law, process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
9.7    Severability. Should any provision of this Agreement be held unenforceable or invalid under the Laws of the United States of America or the State of Indiana, or under any other applicable Laws of any other jurisdiction, then the Parties agree that such provision shall be deemed reformed and modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a reformation or modification is not possible without materially altering the intention of the Parties, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance.

9.8    Public Announcements. Neither the Sellers nor the Sellers’ Representative, on the one hand, nor the Purchaser, on the other hand, shall make any public statements, including any press releases or any other public (or non-confidential) disclosure (whether or not in response to an inquiry), with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably conditioned, withheld or delayed) except as may be required by applicable Law. If a public statement is required to be made by applicable Law, the Parties shall use commercially reasonable efforts to consult with each other in advance as to the contents and timing thereof.
9.9    Headings; Contents; Construction. All paragraph headings herein are inserted for convenience of reference only and shall not modify or affect the construction or interpretation of any provision of this Agreement. Unless the context clearly otherwise requires, as used herein, the term “Agreement” means this Agreement and the Schedule attached hereto. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision. The term “including” shall be deemed to be followed by the phrase “without limitation”. The term “or” shall not be exclusive. Unless specifically stated otherwise, the symbol “$” and the word “dollar” shall refer to the United States dollar. Nothing in the Schedule attached hereto shall be deemed adequate in and of itself to disclose an exception to a representation or warranty made herein, however, unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.
9.10    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon each of the Parties hereto and their respective heirs, successors and permitted assigns. This Agreement may not be assigned by any of the Sellers without the prior written consent of the Purchaser, or be assigned by the Purchaser without the prior written consent of the Sellers’ Representative provided, however, that the Purchaser may, without the consent of the Sellers’ Representative, assign its rights, interests and obligations under this Agreement to any Affiliate of the Purchaser with the financial resources to consummate the transactions contemplated hereby.
9.11    Counterparts. This Agreement, and any amendment hereto, may be executed in two (2) or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. A facsimile or Adobe PDF copy of any such signed counterpart shall be treated and shall have the same force and effect as an originally signed counterpart.
9.12    Sellers’ Representative. Each Seller hereby irrevocably constitutes and appoints the Sellers’ Representative as its true and lawful agent and attorney-in-fact, with full power of substitution to perform the duties of Sellers’ Representative under the terms of this Agreement and to act in such Seller’s name, place and stead with respect to all transactions contemplated by and all terms and provisions of this Agreement and the documents contemplated under this Agreement, and to act on such Seller’s behalf in any proceeding involving this Agreement or any documents contemplated under this Agreement, and to do or refrain from doing all such further acts and things. The Sellers’ Representative shall have all rights and powers set forth herein in addition to all the rights and powers it shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement and the documents contemplated under this Agreement, including the power:

(a)    to receive on behalf of, and to distribute all amounts payable to such Seller under the terms of this Agreement;
(b)    to do or refrain from doing any further act or deed on behalf of such Seller which Sellers’ Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement and the documents contemplated under this Agreement, as fully and completely as such Seller could do if personally present;
(c)    to amend this Agreement on behalf of such Seller; and
(d)    to replace itself as Sellers’ Representative; however, in the event that Sellers’ Representative resigns, dies or is otherwise unable to serve as Sellers’ Representative, then Angela M. Darlington shall become the Sellers’ Representative.
Sellers’ Representative shall have no liability to any Seller as the representative of any Seller or as the attorney-in-fact of any Seller except for liability arising from actions taken in bad faith by Sellers’ Representative on behalf of, or in the name of, such Seller.
ARTICLE 10
DEFINITIONS

Capitalized terms not defined elsewhere herein shall have the following meanings ascribed to them:
“Affiliate” means (a) with respect to any Person, any Person controlling, controlled by, or under common control with such Person (or an Affiliate of such Person), where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise, and (b) if such Person is a partnership, any general partner thereof.
“Agreement” has the meaning set forth in the introductory paragraph hereto.
“Business Day” means any day other than a Saturday, Sunday or a day on which banks in Indianapolis, Indiana are authorized or obligated by Law or executive order to close.
“Claim” has the meaning set forth in Section 7.1 hereof.
“Closing” has the meaning set forth in Section 5.1 hereof.
“Closing Date” has the meaning set forth in Section 5.1 hereof.
“Company” has the meaning set forth in the recitals hereto.
“Confidentiality Agreement” has the meaning set forth in Section 6.2 hereof.

“Governmental Entity” means any United States federal, state or local, or foreign court, legislative, executive or regulatory authority, agency, bureau, board, commission, department, official, political subdivision, tribunal or other instrumentality of any federal, state, local or foreign government or any arbitrational or mediational tribunal.
“Knowledge” means, with respect to any Person, the actual knowledge of such Person (including, where applicable, the actual knowledge of the officers, directors and key employees of such Person).
“Law” means any and all applicable (i) laws, constitutions, treaties, statutes, codes, ordinances, rules, regulations and bylaws, (ii) Orders and (iii) to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity.
“Material Adverse Effect” For the purpose of this Agreement, a “Material Adverse Effect” means any effect that is material and adverse to the financial position, results of operations or business of the Company and its subsidiaries taken as a whole; provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking laws or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks or their holding companies generally, (c) changes in the general level of interest rates (including the impact on the securities portfolios of the Company or conditions or circumstances relating to or that affect either the United States economy, financial or securities markets or the banking industry, generally, and (d) the occurrence of any military or terrorist attack within the United States or any of its possessions or offices; provided that in no event shall a change in the trading price of the Shares, by itself, be considered to constitute a Material Adverse Effect on the Company (it being understood that the foregoing proviso shall not prevent or otherwise affect a determination that any effect underlying such decline has resulted in a Material Adverse Effect).
“Notice” has the meaning set forth in Section 9.5 hereof.
“Order” means any order, judgment, ruling, injunction, assessment, award, decree, directive, charge, receivable or writ of any Governmental Entity.
“Party” or “Parties” has the meaning set forth in the introductory paragraph hereto.
“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company, limited liability partnership, or a Governmental Entity.
“Purchase Price” has the meaning set forth in Article 2 hereof.
“Purchaser” has the meaning set forth in the introductory paragraph hereto.
“Security Interest” means any adverse claim, restriction on voting or transfer or pledge, lien, mortgage, hypothecation, collateral assignment, charge, encumbrance, easement, covenant, restriction, title defect, encroachment or security interest of any kind.
“Seller” or “Sellers” has the meaning set forth in the introductory paragraph hereto.

“Sellers’ Representative” has the meaning set forth in the introductory paragraph hereto.
“Shares” has the meaning set forth in the recitals hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement as of the date first above written.

PURCHASER:

FIRST MERCHANTS CORPORATION

By: /s/ Mark Hardwick
Mark Hardwick, Executive Vice President, Chief Operating Officer and Chief Financial Officer

[Signature Page of Purchaser]

IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement as of the date first above written.

SELLERS’ REPRESENTATIVE:

/s/ Leland E. Boren
Leland E. Boren, as Sellers’ Representative

[Signature Page of Sellers’ Representative]

IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement as of the date first above written.
SELLERS:

Leland E. Boren IRA By: /s/ Leland E. Boren Printed: Leland E. Boren Title: __________________________	LaRita R. Boren CRT III By: /s/ Leland E. Boren Printed: Leland E. Boren Title: Trustee
Lael Eric Boren Trust By: /s/ Sally J. Brodkorb Printed: Sally J. Brodkorb Title: Trustee	Andrew Jordan Bowser Trust By: /s/ Leland E. Boren Printed: Leland E. Boren Title: Trustee
Samantha Lyn Bowser Trust By: /s/ Leland E. Boren Printed: Leland E. Boren Title: Trustee	Lukas Eric Boren Trust By: /s/ Leland E. Boren Printed: Leland E. Boren Title: Trustee
Karan Laurae Meyers Trust By: /s/ Leland E. Boren Printed: Leland E. Boren Title: Trustee	Katelyn Marie Boren Trust By: /s/ Leland E. Boren Printed: Leland E. Boren Title: Trustee
By: /s/ Leland E. Boren Leland E. Boren

[Signature Page of Sellers]

Schedule 4.5
Shares and Purchase Price

Shareholder	Number of Shares of Common Stock of the Company	Purchase Price
Leland E. Boren	420,509	$16,820,360
Leland E. Boren IRA	2,787	$111,480
LaRita R. Boren CRT III	61,305	$2,452,200
Lael Eric Boren Trust	3,483	$139,320
Andrew Jordan Bowser Trust	2,088	$83,520
Samantha Lyn Bowser Trust	1,940	$77,600
Lukas Eric Boren Trust	1,000	$40,000
Karan Laurae Meyers Trust	1,000	$40,000
Katelyn Marie Boren Trust	1,000	$40,000
TOTALS	495,112	$19,804,480